EXHIBIT 21.1


                              VERTRUE INCORPORATED
                            SIGNIFICANT SUBSIDIARIES



                                                          STATE OF INCORPORATION
SUBSIDIARY                                                    OR ORGANIZATION
----------                                                    ---------------

Lavalife Inc.                                                     Delaware

Coverdell & Company, Inc.                                         Georgia

Bargain Network, Inc.                                             Delaware

My Choice Medical Holdings, Inc.                                  Delaware

Best Benefits, Inc. (dba Discount Development
 Services, LLC)                                                   Delaware